Exhibit 19.15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10990 andNo. 333-113789) and Form F-3 (No. 333-182712 and No. 333-182712-02) of AngloGold Ashanti Limited of our report dated 28 March 2014, relating to the financial statements of Kibali (Jersey) Limited included in this Annual Report on Form 20-F for the year ended 31 December 2013.

/s/ BDO LLP

BDO LLP
Registered Auditor

London
United Kingdom
8 April 2014

E-10